Exhibit 23.1

              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 1995, which appears on page 12 of Intelligent Electronics, Inc.'s Annual Report on Form 10-K for the year ended January 28, 1995.


PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
June 30, 1995